Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Abraxas Petroleum Corporation

500 N. Loop 1604 East, Suite 100

San Antonio, TX 78232

      We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P.,” “Appraiisal Report as of December 31, 2006 pm Certain Properties owned by Abraxas Petroleum Corporation Special Case,” and “Appraisal Report as of December 31, 2005 on Certain Properties owned by Abraxas Petroleum Corporation” (our Reports) in the Abraxas Petroleum Corporation Form 10-K/A Number 1 and to the incorporation by reference in the Registration Statements on Form S-3 (333-127480, 333-132971 and 333-143728) and Form S-8 (No. 333-17375, 333-17377, 033-81416, 333-55691, 333-74592,333-74614 and 333-135032).

/s/DeGoyler and MacNaughton.
DeGoyler and MacNaughton

Dallas, Texas

August 8, 2008